Press Release

Exhibit 99.1
Company Contact:
Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
DECLARES QUARTERLY CASH DIVIDEND FOR
SERIES A PREFERRED STOCK

    RED BANK, NEW JERSEY, January 19, 2021…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), announced that its Board of Directors has declared a quarterly cash dividend of $0.4375 per share for every depository share, representing 1/40th interest in the Series A Preferred Stock, payable on February 15, 2021 to stockholders of record on January 29, 2021.

    OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City.  OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
    OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.